Exhibit 10.3

ADMINISTRATION AGREEMENT

BETWEEN

MP ENVIRONMENTAL FUNDING LLC

AND

ALLEGHENY ENERGY SERVICE CORPORATION

THIS ADMINISTRATION AGREEMENT dated as of [_________] (as amended, restated, supplemented or otherwise modified from time to time, this “Administration Agreement”), between MP Environmental Funding LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), and Allegheny Energy Service Corporation, a corporation formed under the laws of the State of West Virginia (the “Administrator”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in Appendix A to this Administration Agreement.

WITNESSETH:

  WHEREAS, the Administrator was created to perform certain management duties on behalf of Allegheny Energy, Inc. (the “System”), its utility subsidiary companies and its non-utility subsidiary companies (the “Subsidiaries”); and

  WHEREAS, the Administrator offers to provide a central organization to furnish to the System, the Subsidiaries and the Company certain advisory, supervisory and other services in accordance with current practices and procedures; and

  WHEREAS, the Company wishes to accept the offer proposed by the Administrator;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be reasonably bound, hereby agree as follows:

Section 1.  Duties of Administrator; Management Services. The Administrator hereby offers to furnish to the Company the services detailed on Exhibit I attached hereto and made a part hereof.

Section 2.  Compensation. (a) For all services rendered for the Company by the Administrator pursuant to this Administration Agreement, as compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Managers), the Administrator shall be entitled to an annual fee (the “Administration Fee”), payable by the Company in arrears proportionately on each Payment Date. The Administration Fee shall not exceed $_________ in the aggregate annually. The Administrator’s compensation and other expenses, including any indemnities, payable hereunder shall be paid from the Collection Account pursuant to Section 8.02(e) of the Indenture, and the Administrator shall have no recourse against the Company for payment of such amounts other than in accordance with Section 8.02 of the Indenture. For services rendered to one or more of the companies in the System, the applicable approved allocation factor will be used.

(b)  The payment for services rendered by the Administrator to the System, the Subsidiaries and the Company shall cover all the costs and expenses of the Administrator doing business, excluding only a return for the use of equity capital, and each Subsidiary, the System and the Company shall pay its direct or fair proportionate share for such services.

(c)  Payment shall be made by the Company to the Administrator on each Payment Date.

(d)  Nothing herein shall be construed to release the officers and directors of the Company from the performance of their respective duties or limit the exercise of their powers as prescribed by applicable Requirements of Law or otherwise.

Section 3.  Terms of the Agreement; Resignation and Removal of Administrator.

(a) This Administration Agreement shall continue in full force and effect until the payment in full of the Environmental Control Bonds and any Additional Securities, although the Company may terminate this Administration Agreement at any time with or without notice for any cause deemed by it to be sufficient, provided, however, that removal of the Administrator pursuant to this Section 3 shall be effective until (i) a Successor Administrator shall have been appointed by the Company and (ii) such Successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder, and the PSCWV Condition set forth in Section 7(b) of this Administration Agreement has been satisfied.

(b)  The Administrator shall not resign from the obligations and duties imposed on it as Administrator under this Administration Agreement except upon a determination that the performance of its duties under this Administration Agreement shall no longer be permissible under applicable Requirements of Law. Notice of any such determination permitting the resignation of the Administrator shall be communicated to the Company, the PSCWV, the Indenture Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Company, the PSCWV and the Indenture Trustee concurrently with or promptly after such notice.

(c)  Subject to satisfaction of the PSCWV Condition set forth in Section 7(b) of this Administration Agreement, the Administrator may be removed by the Indenture Trustee, as assignee of the Issuer, immediately upon written notice of termination to the Administrator if any of the following events shall occur.

(i)  the Administrator defaults in the performance of any of its duties under this Administration Agreement and, after notice of such default, fails to cure such default within 30 days (or, if such default cannot be cured in such time, fails to give within 30 days such assurance of cure as shall be reasonably satisfactory to the Company and the PSCWV); or

(ii)  an Insolvency Event occurs with respect to the Administrator;

The Administrator agrees that if an event specified in clause (ii) of this Section 3(c) occurs, it shall give written notice thereof to the Company, the PSCWV and the Indenture Trustee within seven days after the occurrence of such event.

(d)  No resignation or removal of the Administrator pursuant to this Section 3 shall be effective until a Successor Administrator shall have been appointed by the Company, the Rating Agency Condition shall have been satisfied with respect to the proposed appointment, the PSCWV Condition set forth in Section 7(b) of this Administration Agreement has been satisfied, and such Successor Administrator shall have agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

(e)  No Administrator default may be waived without satisfaction of the PSCWV Condition set forth in Section 7(b) of this Administration Agreement.

Section 4.  Action Upon Termination; Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 3(a), the resignation of the Administrator pursuant to Section 3(b) or the removal of the Administrator under Section 3(c), the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 3(a) deliver to the Company all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 3(b) or the removal of the Administrator under Section 3(c), the Administrator shall cooperate with the Company and take all reasonable steps requested to assist the Company in making an orderly transfer of the duties of the Administrator.

Section 5.  Enforcement by PSCWV. The Administrator acknowledges that the PSCWV has authority to enforce all provisions of this Administration Agreement for the benefit of Customers pursuant to the Financing Order to the extent permitted by applicable Requirements of Law. Notwithstanding anything to the contrary contained in this Administration Agreement, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to this Administration Agreement may be asserted or exercised only by the PSCWV for the benefit of such Customer.

Section 6.  Indemnity. (a) The Company shall indemnify the Administrator, its shareholders, directors, officers, employees and Affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrator is a party thereto) which any of them may pay or incur arising out of or relating to this Administration Agreement and the services called for herein; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense resulting from the Administrator’s negligence or willful misconduct in the performance of its obligations hereunder.

(b)  The Administrator shall indemnify the Company and the Indenture Trustee and their respective officers, officials, directors, managers and employees (each, an “Indemnified Party”) against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not such Indemnified Party is a party thereto) which any of them may incur as a result of the Administrator’s gross negligence or willful misconduct in the performance of its obligations hereunder.

Section 7.  Amendment. (a) Subject to Section 7(b), this Administration Agreement may be amended by the Administrator and the Company, with the consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment and consent, the Company shall furnish written notification of the substance of such amendment and consent to each of the Rating Agencies. Prior to the execution of any amendment to this Administration Agreement, the Company and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Administration Agreement and the Opinion of Counsel referred to in Section 3.10 of the Servicing Agreement. Subject to Section 7(b), the Company and each Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Administration Agreement or otherwise.

(b)  Notwithstanding anything to the contrary in Section 7(a), no amendment or modification of this Administration Agreement shall be effective unless the process set forth in this Section 7(b) has been followed.

(i)  The PSCWV Condition. At least 16 days prior to the effectiveness of any such amendment or modification, and after obtaining the other necessary approvals set forth in Section 7(a), except for the consent of the Indenture Trustee and the Environmental Control Bondholders if the consent of the Environmental Control Bondholders is required or sought by the Indenture Trustee in connection with such amendment or modification, the Company shall have delivered to the PSCWV’s executive director and general counsel written notification of any proposed amendment or modification, which notification shall contain:

(A)  a reference to Case Nos. 05-0402-E-CN and 05-0750-E-PC and any other case number under which a Financing Order has been issued;

(B)  an Officers’ Certificate stating that the proposed amendment or modification has been approved by all parties to this Administration Agreement; and

(C)  a statement identifying the person to whom the PSCWV or its authorized representative is to address any response to the proposed amendment or modification or to request additional time.

(ii)  The PSCWV or its authorized representative shall, within 15 days of receiving the notification complying with Section 7(b)(i) above, either:

(A)  provide notice of its determination that the proposed amendment or modification will not under any circumstances have the effect of increasing the ongoing qualified costs related to the Environmental Control Bonds,

(B)  provide notice of its consent or lack of consent to the person specified in Section 7(b)(i)(C) above, or

(C)  be conclusively deemed to have consented to the proposed amendment or modification,

unless, within 15 days of receiving the notification complying with Section 7(b)(i) above, the PSCWV or its authorized representative delivers to the office of the person specified in Section 7(b)(i)(C) above with a written statement requesting an additional amount of time not to exceed 15 days in which to consider whether to consent to the proposed amendment or modification. If the PSCWV or its authorized representative requests an extension of time in the manner set forth in the preceding sentence, then the PSCWV shall either provide notice of its consent or lack of consent or notice of its determination that the proposed amendment or modification will not under any circumstances increase ongoing qualified costs to the person specified in Section 7(b)(i)(C) above not later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment or modification on the last day of such extension of time. Any amendment or modification requiring the consent of the PSCWV shall become effective on the later of (i) the date proposed by the parties to such amendment or modification or (ii) the first day after the expiration of the 15-day period provided for in this Section 7(b)(ii), or, if such period has been extended pursuant hereto, the first day after the expiration of such period as so extended.

(iii)  Following the delivery of a notice to the PSCWV by the Company under Section 7(b)(i) above, the Company shall have the right at any time to withdraw from the PSCWV further consideration of any notification of a proposed amendment or modification. Such withdrawal shall be evidenced by the prompt written notice thereof by the Company to the PSCWV, the Indenture Trustee and the Servicer.

(c)  For the purpose of this Section 7, an “authorized representative” of the PSCWV means any person authorized to act on behalf of the PSCWV, as evidenced by an Opinion of Counsel (which may be the general counsel) to the PSCWV.

Section 8.  Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Company, the PSCWV and the Indenture Trustee and subject to satisfaction of the Rating Agency Condition in respect thereof. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Company, the PSCWV or the Indenture Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator or to any affiliate of the Administrator; provided that such successor corporation or other organization executes and delivers to the Company and the PSCWV a written agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto.

Section 9.  Administrator as Independent Contractor. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Company with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Company, the Administrator shall have no authority to act for or represent the Company in any way and shall not otherwise be deemed an agent of the Company.

Section 10.  No Joint Venture. Nothing contained in this Administration Agreement shall (a) constitute the Administrator and the Company as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) be construed to impose any liability as such on any of them or (c) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 11.  Other Activities as Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Company.

Section 12.  Assignment to Indenture Trustee. The Administrator hereby acknowledges and consents to the mortgage, pledge, assignment and grant of a security interest by the Company to the Indenture Trustee pursuant to the Indenture for the benefit of the Environmental Control Bondholders of any and all of the Company’s rights hereunder to the Indenture Trustee.

Section 13.  Nonpetition Covenants. Notwithstanding any prior termination of this Administration Agreement or the Indenture, but subject to a court of competent jurisdiction’s rights, upon application by the Company or the Indenture Trustee, to order the sequestration and payment of Environmental Control Revenues arising with respect to the Transferred Environmental Control Property, notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transferred Environmental Control Property pursuant to Section 24-2-4e(k)(4) of the Statute, the Administrator shall not, prior to the date which is one year and one day after the termination of the Indenture, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under the federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

Section 14.  GOVERNING LAW. THIS ADMINISTRATION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WEST VIRGINIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Company and the Administrator have caused this Administration Agreement to be signed by its duly authorized officers, effective as of the date first written above.

MP ENVIRONMENTAL FUNDING LLC

By:
[Authorized Officer]

Attest:

Assistant Secretary

ALLEGHENY ENERGY SERVICE CORPORATION

By:
[Authorized Officer]

Attest:

Assistant Secretary

Exhibit I

Duties of the Administrator

In accordance with the terms and conditions of the Administration Agreement dated as of [_________] (as amended, restated, supplemented or otherwise modified from time to time, the “Administration Agreement”), the Administrator agrees to perform all its duties as Administrator under the Administration Agreement in accordance with the terms of the Administration Agreement and applicable Requirements of Law. In addition, the Administrator shall consult with the Company regarding the Company’s duties under the applicable Basic Documents. Unless otherwise notified in writing by the Company, the Administrator shall prepare for execution by the Company, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Company to prepare, file or deliver pursuant to any Basic Document.

(a)  In furtherance of the foregoing, the Administrator shall take all appropriate action that it is the duty of the Company to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture:

(1)  the preparation of or obtaining of the documents and instruments required for authentication of the Bonds, if any, and delivery of the same to the Indenture Trustee as specified in Sections 2.01, 2.02, 2.04, 2.06 and 2.10 of the Indenture;

(2)  the duty to keep the Bond Register and to give the Indenture Trustee notice of any appointment of a new Bond Registrar and the location, or change in location, of the Bond Register as specified in Section 2.05 of the Indenture;

(3)  the fixing or causing to be fixed of any special record date and the notification of each affected Bondholder with respect to special record dates, Payment Dates, and the amount of defaulted interest to be paid, if any as specified in Section 2.08(c) of the Indenture;

(4)  the maintenance of an office or agency in the Borough of Manhattan, City of New York, where the Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Bonds and the Indenture may be served as specified in Section 3.02 of the Indenture;

(5)  the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust as specified in Section 3.03 of the Indenture;

(6)  the direction to Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agents as specified Section 3.03 of the Indenture;

(7)  the preparation and filing of all documents and instruments necessary to maintain the Company’s existence, good standing, rights and franchises as a limited liability company under the laws of the State of Delaware (unless the Company becomes, or any successor Company under the Indenture is or becomes, organized under the laws of any other State or of the United States of America, in which case the Administrator will prepare and file all

Exh I-1

documents and instruments necessary to maintain such Company’s existence, good standing, rights and franchises under the laws of such other jurisdiction), as specified in Section 3.04 of the Indenture;

(8)  the obtaining and preservation of the Company’s qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral, as specified in Section 3.04 of the Indenture;

(9)  the preparation of all supplements and amendments to the Indenture, filings with the PSCWV and the Secretary of State of the State of West Virginia pursuant to the Statute, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Collateral;

(10)  the preparation and filing of all documents required under the Statute relating to the security interest in the Transferred Environmental Control Property as specified in Section 3.05 of the Indenture;

(11)  the obtaining of the Opinions of Counsel and the delivery of such Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Collateral, and the annual delivery of the Officers’ Certificate and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture;

(12)  the identification to the Indenture Trustee in an Officer’s Certificate of any Person with whom the Company has contracted to perform its duties under the Indenture, as specified in Section 3.07(b) of the Indenture;

(13)  the annual preparation and delivery of an Officer’s Certificate to the Indenture Trustee, Mon Power and the Rating Agencies as to compliance with conditions and covenants under the Indenture, as specified in Section 3.09 of the Indenture;

(14)  the preparation and obtaining of documents and instruments required for the release of the Company from its obligations under the Indenture, as specified in Section 3.11(b) of the Indenture;

(15)  the delivery of notice to the Indenture Trustee, Mon Power and the Rating Agencies of each Default or Event of Default, as specified in Section 3.17 of the Indenture;

(16)  the taking of all lawful action to enforce the Company’s rights under the Transfer Agreement, the Sale Agreement and the Servicing Agreement and to compel and secure performance by the Transferor, the Seller and the Servicer, of each of their obligations to the Company or under the Transfer Agreement, the Sale Agreement or the Servicing Agreement, as applicable, as specified in Sections 3.20(a) of the Indenture;

(17)  the taking of all lawful action that the Indenture Trustee may request following a default by any of the Transferor, the Seller or the Servicer, of any of their obligations to the Company under the Transfer Agreement, the Sale Agreement or the Servicing Agreement, as applicable, as specified in Section 3.20(f) of the Indenture;

Exh I-2

(18)  the delivery of notice to the Indenture Trustee and the Rating Agencies of a Servicer Default under the Servicing Agreement and the taking of all reasonable steps available to the Company to remedy such Servicer Default, as specified in Section 3.20(g) of the Indenture;

(19)  the preparation of an Officers’ Certificate and an Independent Certificate relating to (i) the satisfaction and discharge of the Indenture under Section 4.01 of the Indenture or (ii) the exercise of the Legal Defeasance Option or the Covenant Defeasance Option under Section 4.02 of the Indenture;

(20)  the delivery to a Responsible Officer of the Indenture Trustee and the Rating Agencies, within five days after an Authorized Officer of the Company has knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv) of the definition of “Event of Default” set forth in Section 5.01 of the Indenture, its status and what action the Company is taking or proposes to take with respect thereto;

(21)  the furnishing to the Indenture Trustee of (i) each Record Date with respect to each Series and (ii) three months after the last Record Date with respect to each Series, the names and addresses of Environmental Control Bondholders during any period when the Indenture Trustee is not the Bond Registrar as specified in Section 7.01 of the Indenture;

(22)  to the extent not required to be performed by the Servicer, the preparation and, after execution by the Company, the filing with the Indenture Trustee of the annual reports and of the information, documents and other reports as specified in Section 7.03 of the Indenture;

(23)  the notification of the Indenture Trustee if and when the Bonds are listed on any stock exchange as specified in Section 7.04 of the Indenture;

(24)  the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of Collateral as specified in Section 8.03 of the Indenture;

(25)  the opening of one or more segregated trust accounts in the Indenture Trustee’s name, the preparation of Issuer Orders, and the obtaining of Opinions of Counsel and the taking of all other actions necessary with respect to investment and reinvestment of funds in the Collection Account as specified in Sections 8.02 and 8.04 of the Indenture;

(26)  the preparation of Issuer Requests and Officers’ Certificates and the obtaining of Opinions of Counsel and Independent Certificates, if necessary, for the release of the Collateral as specified in Sections 8.03 and 8.04 of the Indenture;

(27)  the preparation and delivery of Officers’ Certificates, Issuer Requests, Opinions of Counsel and Independent Certificates for the release of property from the lien of the Indenture as specified in Section 8.03(c) of the Indenture;

(28)  the appointment of a firm of Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates

Exh I-3

of such accountants required by the Indenture and the related Series Supplements as specified in Section 8.05 of the Indenture;

(29)  the preparation of Issuer Orders, the obtaining of Officers’ Certificates and Opinions of Counsel with respect to the execution of supplemental indentures as specified in Sections 9.01 and 9.02 of the Indenture;

(30)  the preparation of new Bonds conforming to any supplemental indenture as specified in Section 9.04 of the Indenture;

(31)  the preparation of all Officers’ Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Company to the Indenture Trustee to take any action under the Indenture as specified in Section 11.01 of the Indenture; and

(32)  the notification of the Indenture Trustee of any notice received by the Company from the Environmental Control Bondholders, and the delivery of any notices to relevant parties at the addresses specified in Section 11.04 of the Indenture.

(b)  The Administrator shall also take all appropriate action that it is the duty of the Company to take pursuant to the Issuer LLC Agreement.

(c)  The Administrator shall also take all appropriate action that it is the duty of the Company to take pursuant to the Underwriting Agreement.

(d)  In carrying out the foregoing duties or any of its other obligations under the Administration Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be, in the Administrator’s reasonable opinion, no less favorable to the Company than would be available from unaffiliated parties.

(e)  With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless the Administrator shall have notified the Company of the proposed action and the Company shall have consented. For the purpose of the preceding sentence, “non-ministerial matters” shall include, without limitation:

(1)  the amendment of, or any supplement to, the Indenture;

(2)  the initiation of any action, claim or lawsuit by the Company and the compromise of any action, claim or lawsuit brought by or against the Company (other than in connection with the collection of the Environmental Control Charge);

(3)  the amendment, change or modification of the Basic Documents;

(4)  the appointment of successor Bond Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Bond Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

Exh I-4

(5)  the removal of the Indenture Trustee.

(f)  Notwithstanding anything to the contrary in the Administration Agreement, the Administrator shall not be obligated to, and hereby agrees that it shall not, take any action that the Company directs the Administrator not to take on its behalf.

(g)  The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company and the Indenture Trustee at any time during normal business hours.

(h)  During the term of the Administration Agreement, the Administrator shall make available to or provide the Company with such facilities as are necessary to conduct the business of the Company and to comply with the terms of the Basic Documents. Such facilities shall include office space to serve as the principal place of business of the Company. Initially such office space will be located at [address]. All facilities provided to the Company hereunder shall be provided without warranty of any kind.

Exh I-5

i